UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015 (April 8, 2015)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries, are currently in the process of amending its senior secured credit facility to extend the revolving portion beyond its current maturity date of August 1, 2017, as well as amending certain financial covenants and reducing the size of the credit facility by pre-paying the amounts outstanding under the $300 million term loan A with the proceeds from the notes offering described below. The revolving portion of the credit facility is expected to continue to have an aggregate capacity of up to $700 million in borrowings with the maturity extended to 2019, with the $400 million term loan B, which matures in 2021, remaining outstanding.

We currently anticipate completing the amendment and extension of the revolver during the second quarter of 2015, although there can be no assurance that such amendment and extension can be completed on favorable terms or at all.

The information furnished pursuant to this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) and shall not be otherwise subject to the liabilities of those sections. This Current Report on Form 8-K will not be deemed an admission by the Company as to the materiality of any information in this Current Report on Form 8-K (this “Current Report”) that is required to be disclosed solely by Item 7.01. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report under Item 7.01 is current only as of April 8, 2015 and may change thereafter.

ITEM 8.01.	OTHER EVENTS.

On April 8, 2015, the Company announced that certain of its subsidiaries intend to offer, in a private placement, up to $400 million aggregate principal amount of senior notes due 2023 (the “notes”). The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside of the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security.

A copy of the press release announcing the intention of certain of the Company’s subsidiaries to offer the notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements (as defined within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the intention of the Company to amend and extend its senior secured credit facility, the intention of certain of the Company’s subsidiaries to issue the notes, the Company’s expectation of the aggregate principal amount of notes to be sold and the Company’s intended use of proceeds of the offering. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release of Ryman Hospitality Properties, Inc., dated April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: April 8, 2015	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1	Press Release of Ryman Hospitality Properties, Inc., dated April 8, 2015.